Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Verticalnet, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ H.W. Fisher & Company
London, United Kingdom
January 16, 2007